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                                                                     Exhibit 3.6

                            CERTIFICATE OF AMENDMENT
                                TO THE RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                               i-STAT CORPORATION

        i-STAT CORPORATION, a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), pursuant to
Section 242 of the Delaware General Corporation Law (the "DGCL"), DOES HEREBY CERTIFY that:

     FIRST:    The Corporation was incorporated on December 29, 1983, as
Integrated Ionics Inc.

     SECOND:   The first paragraph of Article FOURTH of the Restated
Certificate of Incorporation of the Corporation, filed on April 15, 1992, is hereby deleted and replaced to read in its entirety as follows:

     "FOURTH: The total number of shares of all classes of capital stock which the Corporation is authorized to issue is fifty-seven million (57,000,000) shares, of which fifty million (50,000,000) shares shall be shares of common stock, the par value of which is fifteen cents ($.15) per share (the "Common Stock") and seven million (7,000,000) shares shall be shares of preferred stock, the par value of which is ten cents ($.10) per share (the "Preferred Stock)."

     THIRD:    This Certificate of Amendment to the Restated Certificate of
Incorporation (the "Amendment") has been duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of
Section 242 of the DGCL.

     IN WITNESS WHEREOF, the undersigned has executed this Amendment as the act and deed of the Corporation, and affirms that the statements made herein are true under the penalties of perjury, this 20th day of June, 2001.




                                              i-STAT CORPORATION


                                              By:       /s/   Roger J. Mason
                                                  ---------------------------
                                                  Name:  Roger J. Mason
                                                  Title: Chief Financial Officer